SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

PROVIDENT FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio (State of incorporation or organization)	31-0982792 (I.R.S. employer identification number)

One East Fourth Street, Cincinnati, Ohio (Address of principal executive offices)	45202 (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the follow box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the follow box. [   ]

Securities Act registration statement file number to which this form relates:   333-93603

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered 8.375% Senior Notes due 2032	Name of each exchange on which each class is to be registered New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None (Title of Class)

Item 1.    Description of Registrant's Securities to be Registered.

        The description of the 8.375% Senior Notes due 2032 (the “Notes”) of Provident Financial Group, Inc., an Ohio corporation (the “Registrant”), registered hereby is contained under the heading “Description of the Notes” in the prospectus and the supplement thereto forming a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-93603) filed with the Securities and Exchange Commission (the “Commission”) on December 23, 1999, as amended by amendments thereto filed on February 1, 2000 as declared effective by the Commission on February 4, 2000 and is hereby incorporated herein by reference.

        The Registrant has filed an application to list the Notes on The New York Stock Exchange, Inc. (the “NYSE”). As of the date this registration statement is filed with the Commission, the NYSE has approved the Notes for listing, subject to notice of official issuance. This Registration on Form 8-A is being filed to list the Notes on the NYSE.

Item 2.    Exhibits.

         See Exhibit Index.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROVIDENT FINANCIAL GROUP, INC. BY: /s/Christopher J. Carey Name: Christopher J. Carey Title: Chief Financial Officer

Dated:   July 16, 2002

EXHIBIT INDEX

Exhibit No.	Description

1	Underwriting Agreement (incorporated by reference to Provident's Form 8-K filed on July 16, 2002).

4.1

Form of Guarantee Agreement to be entered into by Provident Financial and The Bank of New York, as Guarantee Trustee (incorporated by reference to Exhibit No. 4.8 to Registration Statement No. 333-20769).

4.2	Form of Senior Indenture between Provident Financial and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit No. 4.13 to Registration Statement No. 333-93603).

4.3	Provident Financial has outstanding certain long-term debt. None of such debt exceeds 10% of the total assets of Provident Financial and its consolidated subsidiaries; therefore, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration Statement. Provident Financial agrees to furnish copies of such instruments to the Commission upon request.

5	Opinion and Consent of Keating, Muething & Klekamp, P.L.L. (incorporated by reference to Exhibit No. 5.1 to Registration Statement No. 333- 93603).

12.1	Computation of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to Registration Statement No. 333-93603).

12.2	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (incorporated by reference to Exhibit 12.2 to Registration Statement No. 333-93603).

23.1	Consent of Ernst & Young, LLP (incorporated by reference to Exhibit 23.1 to Registration Statement 333-93603).

23.2	Consent of Keating, Muething & Klekamp, P.L.L. (Contained in Exhibit 5).

24	Powers of Attorney (included on the signature page of this Registration Statement).

25	Form T-1 of The Chase Manhattan Bank under the Senior Indenture (incorporated by reference to Exhibit No. 25.1 to Registration Statement No. 333-93603).